Exhibit 10.10
BASIC LEASE INFORMATION

Lease Date:	August 10, 2006

Tenant:	Zonare Medical Systems, Inc., a Delaware corporation (“Tenant”)

Tenant’s Notice Address Before Commencement Date:	1061 Terra Bella Avenue Mountain View, CA 94043 Attn: Linda Moore

Tenant’s Notice Address on and After Commencement Date:	Attention Linda Moore at the Premises, unless Tenant gives Landlord written notice of a different notice address.

Tenant’s Billing Address:	The Premises Attn: Linda Moore

Tenant Contact:	Name: Linda Moore Phone Number: 650-230-2724 Fax Number: 650-230-2828 Email address: lmoore@zonare.com

Landlord:	Ravendale ERP LLC, a Delaware limited liability company (“Landlord”)

Landlord’s Notice Address:	Ravendale ERP LLC c/o Eagle Ridge Partners 5753 Wayzata Boulevard St. Louis Park, MN 55416

With a copy to:

Ravendale ERP LLC c/o United Capital Corporation Suite 501 63 Bovet Road San Mateo, CA 94402-3104

Landlord’s Address for the Payment of Rent:	Ravendale ERP LLC c/o Barthe & Wahrman PA Suite 510 3601 Minnesota Drive Bloomington, MN 55435

Land:	The parcel of land legally described on the Exhibit A attached to this Lease (the “Land”).

Building:	The single-story building containing approximately 31,000 rentable square feet of space at 420 N. Bernardo Avenue, Mountain View, California (the “Building”) that is located on the Land.

Property:	Collectively, the Building, the Land, and all other buildings and other improvements on the Land from time to time, are the “Property”.

Premises:	The Building, as outlined on the Exhibit B attached to this Lease (the “Premises”)

Permitted Use:	General office use, research and development and legal related uses only (the “Permitted Use”).

Parking Density:	3.9 spaces per 1,000 rentable square feet of the Premises. Said parking shall be exclusive to Tenant.

Commencement Date:	The “Scheduled Commencement Date” is October 1, 2006. The “Commencement Date” is the date that is the later of the Scheduled Commencement Date or the date on which Landlord tenders possession of the Premises to Tenant in accordance with this Lease.

Initial Term Expiration Date:	The “Initial Term Expiration Date” is June 30, 2012

Term:	The “Initial Term” is the period commencing on the Commencement Date and ending on the Initial Term Expiration Date. The “Term” is the Initial Term together with the “Extension Term,” if Tenant extends the Initial Term in accordance with Section 3.B of this Lease, and together with any other extension or renewal of the Term.

Landlord’s Work:	Before tendering possession of the Premises to Tenant, Landlord shall, at Landlord’s cost, substantially complete the work described on Exhibit E (the “Landlord’s Work”) in the Premises.

HVAC and Roof — Capital Repairs and Replacements During the First Six Months of the Term:	Notwithstanding anything in Sections 10 and 11 of this Lease to the contrary, during the 6-month period commencing on the Commencement Date, Landlord shall be responsible for performing, at its sole cost without reimbursement through Operating Expenses, all necessary capital repairs and replacements to the roof and the heating, ventilating, and air conditioning (“HVAC”) systems in the Building. Tenant shall be responsible for all ordinary servicing and maintenance of the HVAC systems during the 6-month period commencing on the Commencement Date, and throughout the remainder of the Term, in accordance with Section 11 of this Lease.

Allowance:	Landlord shall pay to Tenant an allowance (the “Allowance”) of up to $155,000 to reimburse Tenant for its reasonable out-of-pocket expenses for moving expenses and purchasing and installing furniture, workstations, cabling and wiring in the Premises before and/or after the Commencement Date, however, in no event later than April 1, 2007 (the “Furniture and Fixtures”). The Furniture and Fixtures shall conform to Landlord’s Building standards, and, before purchasing or installing any of the Furniture or Fixtures, Tenant must obtain Landlord’s written approval of a detailed purchase order or other description of the Furniture and Fixtures that Tenant intends to purchase and install. All of the Furniture and Fixtures shall remain the property of Landlord and Tenant shall have no right to remove any of the Furniture and Fixtures from the Premises, either before or upon the expiration or cancellation of the Term. Tenant shall, at it sole cost, keep the Furniture and Fixtures in good condition and repair, subject only to reasonable wear and tear, and casualty damage. Landlord hereby approves the Furniture and Fixtures described on the attached Exhibit D. If the cost of moving and purchasing and installing the Furniture and Fixtures exceeds $155,000, Tenant shall be solely responsible for the cost in excess of $155,000. Landlord shall pay the Allowance within 30 days after receiving final paid invoices.

Monument Sign:	During the Term, Tenant, at Tenant’s sole cost, but subject to governmental approval, shall have the right to place its name on one plaque on the Building monument sign in front of the Building (as it may be replaced from time to time, the “Monument Sign”). The design, size, and color of the signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall be subject to the reasonable approval of Landlord and all applicable governmental authorities. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to Landlord’s reasonable approval. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its cost of any maintenance and repair associated with the Monument Sign. Upon expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises, Landlord at Tenant’s cost, within 30 days after demand, shall have the right to remove Tenant’s signage from the Monument Sign and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage, ordinary wear and tear excepted.

Net Rent:	The “Net Rent Commencement Date” is the later of June 30, 2007 or the date 9 months after the Commencement Date. Tenant shall pay net rent (“Net Rent”) to Landlord in the following amounts during the following periods:

	Monthly Net
	Rent per	Monthly Net
Period	Square Foot	Rent
Commencement Date through Net Rent Commencement Date	$0.00	$0.00
Net Rent Commencement Date through 06/30/08	$1.50	$46,500
07/01/08-06/30/09	$1.55	$48,050
07/01/09-06/30/10	$1.60	$49,600
07/01/10-06/30/11	$1.65	$51,150
07/01/11-06/30/12	$1.70	$52,700

Although no Net Rent is due for the period from the Commencement Date through the Net Rent Commencement Date, Tenant shall pay all Additional Rent due with respect to the period from the Commencement Date through the expiration of the Term.

Security Deposit:	Simultaneously with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord a $220,137 security deposit (the “Security Deposit”), which Landlord shall hold pursuant to the terms of Section 19 of this Lease. Provided that Tenant is not then in default under this Lease, Landlord shall return $155,000 of the Security Deposit, to the extent not applied by Landlord pursuant to Section 19 of this Lease, to Tenant upon the earlier to occur of (i) the closing of an initial public offering of stock in Tenant or (ii) December 31, 2008.

Pre-Paid Rent:	Simultaneously with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall pre-pay Net Rent and Additional Rent in the amount of $58,751.

Tenant’s Proportionate Share	100% (“Tenant’s Proportionate Share”)

Tenant’s Broker:	Robert M. Steinbock, CB Richard Ellis Inc.

Guarantor(s):	None
The Basic Lease Information is part of this Lease. To the extent anything in the Basic Lease Information conflicts with the rest of the Lease, the Basic Lease Information controls.

LEASE
     This Lease, dated August 10, 2006, is between Ravendale ERP LLC., a Delaware limited liability company (“Landlord”), and Zonare Medical Systems, Inc., a Delaware corporation (“Tenant”).
1. PREMISES
     Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon the terms and conditions set forth in this Lease. The Premises and the Property shall be conclusively deemed to contain the areas stated in the Basic Lease Information for all purposes related to this Lease, regardless of any actual measurement.
2. POSSESSION AND LEASE COMMENCEMENT
     If for any reason Landlord cannot deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date, Landlord shall not be in default under this Lease nor liable for any damages, and Tenant shall accept possession of the Premises when Landlord tenders possession to Tenant. Notwithstanding the foregoing, if for any reason Landlord does not tender possession of the Premises to Tenant on or before the “Outside Delivery Date” defined below, Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination within 10 days after the Outside Delivery Date, in which case this Lease shall be null and void and of no further force or effect and Landlord shall promptly refund any prepaid Rent and Security Deposit previously advanced by Tenant under this Lease and the parties shall have no further responsibilities or obligations to each other with respect to this Lease. The “Outside Delivery Date” is October 1, 2006. Tenant shall not be liable for any “Rent”, as Section 6 of this Lease defines that term, for any period before the Commencement Date. Tenant acknowledges that, except for Landlord’s completion of the Landlord’s Work, the Premises in their present condition are suitable for the Permitted Use and for Tenant’s intended operations in the Premises. Tenant further acknowledges that no representation as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord, except for Landlord’s obligation to complete the Landlord’s Work. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a “Start-Up Letter” in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Commencement Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises of affect the determination of the Commencement Date. Notwithstanding the foregoing, provided that this Lease has been fully executed and delivered by all parties and Tenant has delivered to Landlord all prepaid Rent, the Security Deposit and insurance certificates this Lease requires, Landlord shall permit Tenant to have access to the Premises for the purpose of installing the Furniture and Fixtures and any other furniture, equipment, and other personal property in the Premises before the Commencement Date, subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Net Rent or Tenant’s Proportionate Share of “Operating Expenses”, as Section 7 of this Lease defines that term, with respect to any period before the Commencement Date, but Tenant shall be liable for any utilities or special services it receives before the Commencement Date.

3. TERM
     A. Term. The Term shall commence on the Commencement Date and include the period through the Initial Term Expiration Date, together with any renewal or extension of the Term, subject to any earlier termination or cancellation of this Lease.
     B. Extension Option. Tenant shall have one option to extend the Term (the “Extension Option”) for the period from July 1, 2012 to June 30, 2015 (the “Extension Term”) by delivering written notice (a “Notice to Extend”) of its exercise of the Extension Option to Landlord not earlier than June 30, 2011 and not later than September 30, 2011, as follows:
     (1) The Net Rent payable for each month during the Extension Term shall be the prevailing rental rate (the “Prevailing Rental Rate”) at the commencement of the Extension Term for leases of space of equivalent quality, size, utility, and location within Mountain View, California, taking into account the length of the Extension Term and Tenant’s credit standing, and based on a lease that is net to the same extent as this Lease. Within 30 days after receiving Tenant’s Notice to Extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate (the “PRR Notice”) and shall advise Tenant of the required increase in the Net Rent, if any, and the other terms and conditions offered. Tenant shall, within 10 days after receiving Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate.
     (2) If Tenant timely accepts Landlord’s determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence, then, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease acknowledging the extension of the Term and the adjustment of the Net Rent. Tenant shall have no further rights to extend or renew the Term after the Extension Term. During the Extension Term Landlord shall lease to Tenant the Premises in their then-current condition and Landlord shall have no obligation to provide to Tenant any moving allowance, construction allowance, or tenant inducement of any nature.
     (3) If Tenant timely rejects Landlord’s determination of the Prevailing Rental Rate, then the Prevailing Rental Rate shall be determined as follows. Tenant shall submit to Landlord, within 30 days after receiving the PRR Notice, a notice (the “PRR Objection Notice”) proposing a specific alternative Prevailing Rental Rate. If Landlord and Tenant fail to agree on the Prevailing Rental Rate within 30 days after Landlord receives the PRR Objection Notice, Landlord and Tenant each shall give notice to the other of the name and address of an arbitrator designated by the party giving such notice. If either party fails to give notice of such designation within 30 days after Landlord receives the PRR Objection Notice, the other party shall provide an additional notice to such party requiring such party’s appointment of an arbitrator within 10 days after receipt of such second notice. If either party fails to give notice of such designation within such 10-day period, the first arbitrator chosen shall make the determination alone. If two arbitrators have been designated, both arbitrators shall, within 10 business days following the designation of the second arbitrator, make their determination of Prevailing Rental Rate in writing and give notice to each other and to Landlord and Tenant. The two arbitrators shall have 10 business days after the receipt of notice of each other’s determinations to confer with each other and to attempt to reach agreement as to the determination of Prevailing Rental Rate. If the two arbitrators agree on the Prevailing Rental Rate, that rate shall be final and binding upon Landlord and Tenant, and each party shall pay the fees of its own designated arbitrator. If the two arbitrators fail to agree on the Prevailing Rental Rate by the end of the 10 business day period, then the two arbitrators shall promptly designate a third arbitrator. If the two arbitrators fail to agree upon the designation of a third arbitrator within ten days, then either party may apply to the American Arbitration Association of any successor having jurisdiction for the designation of such arbitrator. All arbitrators shall be real estate brokers with at least 15 years of continuous experience in the business of acting as commercial real estate agents or brokers in the Silicon Valley area. The third arbitrator shall conduct such hearing and investigations as he/she may deem appropriate and shall, within 30 days after this designation, choose one of the determinations of the two arbitrators originally selected by the parties, and that choice by the third arbitrator shall be binding upon Landlord and Tenant. The losing party shall pay the fees of the arbitrators and the reasonable legal fees of the winning party. The determination rendered in accordance with the provisions of this Section 3.B(3) shall be final and binding in fixing the Prevailing Rental Rate. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease.
     (4) The Extension Option and all of Tenant’s rights under this Section 3.B shall automatically terminate immediately upon the occurrence of any of the following: (1) either this Lease or Tenant’s right to possession of the Premises is terminated; (2) Tenant fails to timely exercise the Extension Option, time being of the essence with respect to Tenant’s exercise; (3) Tenant enters into any Transfer other than a Permitted Transfer or a sublease of less than all of the Premises that Landlord has consented to in writing and that expires on or before the expiration of the Initial Term; or (4) an Event of Default exists either at the time Tenant delivers the Notice to Extend, or immediately before the scheduled commencement of the Extension Term.
4. USE
     A. General. Tenant shall use the Premises only for the Permitted Use and for no other use or purpose. Tenant shall be entitled to access to the Premises 24 hours per day, 7 days per week. Each of Tenant and Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees, and subtenants is, individually, a “Tenant Party”, and collectively, they are the “Tenant Parties”. Tenant shall control the Tenant Parties in such a manner that the Tenant Parties cumulatively do not exceed the Parking Density at any time. Tenant and the Tenant Parties shall have the exclusive right to use the parking areas, driveways and other common areas of the Property, subject to the “Rules and Regulations”, as Section 5 of this Lease defines that term. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the Property from time to time and the amenities and facilities that Landlord may elect to provide from time to time; provided that any such modification by Landlord shall not materially or adversely prevent Tenant’s access to the Premises or Tenant’s Permitted Use of the Premises or Tenant’s parking rights.
     B. Limitations. Tenant shall not permit any excessive odors, smoke, gas, substances, excessive noise or excessive vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant’s or any Tenant Party’s use, nor take any action that would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the neighboring properties. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any hazardous waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings that could endanger the structure, or place any harmful substances in the drainage system of the Building. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.
     C. Compliance with Laws. By entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations (collectively “Laws”). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Property or bring or keep anything which will in any way increase the rate of any insurance upon the Premises or Property or upon any contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Law. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.
5. RULES AND REGULATIONS
     Tenant shall cause the Tenant Parties to comply with the rules and regulations attached to this Lease as Exhibit C and any other rules and regulations and any modifications or additions that Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow, and general order of the Premises and the Property (the “Rules and Regulations”).
6. RENT
     A. Net Rent. Tenant shall pay to Landlord, without notice or demand throughout the Term, the Net Rent, payable in monthly installments due in advance on or before the first day of each calendar month, in lawful money of the United States, without any deduction, credit, or offset whatsoever, to such place and to such entity as Landlord may from time to lime designate in writing. No Net rent is due for the period from the Commencement Date through June 30,

2007, but Tenant shall pre-pay the Net Rent due for July 2007 upon Tenant’s execution and delivery of this Lease.
     B. Additional Rent. All amounts of any nature other than Net Rent that this Lease obligates Tenant to pay to or for the benefit of Landlord, including, but not limited to, Tenant’s Proportionate Share of Operating Costs, are additional rent (“Additional Rent”).
     C. Rent. Collectively, Net Rent and Additional Rent are the “Rent”. Landlord has the same rights under California law for any non-payment of Additional Rent as Landlord would have for non-payment of Net Rent, but this Lease’s use of the term “Additional Rent” is not intended to characterize any charge included in Additional Rent as rent for the purpose of the imposition of any rent or similar tax. Notwithstanding anything in this Lease to the contrary, Tenant’s obligations to pay Rent are be independent from any of Landlord’s obligations, warranties, and/or representations, express or implied, in or related to this Lease.
7. OPERATING COSTS
     A. Operating Costs. In addition to Net Rent, Tenant shall pay Operating Costs in accordance with this Section 7. Notwithstanding that no Net Rent is due for the period from the Commencement Date through June 30, 2007, Tenant shall commence paying Operating Costs on the Commencement Date. “Operating Costs” means all actual expenses and costs of every kind and nature that Landlord pays or becomes obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, and/or operation of the Property and its supporting facilities and such additional facilities as of the Commencement Date and in subsequent years as may be determined by Landlord to be necessary or desirable to the Property (as determined in a reasonable manner) other than those expenses and costs that are specifically attributable to Tenant or that are expressly made the financial responsibility of Landlord. Operating Costs include, but are not limited to, the following:
     (1) Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) that are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Property, its operation, or all or any part of the Rent, or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Costs shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of all or any part of the Premises or Property, including, without limitation, by or for Tenant, and all increases or reassessments, whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of all or any part of the Property or any interest in the Property or for any other reason). Operating Costs shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Property, or taxes computed upon the basis of the net income of any owner of any interest in the Property. If it is unlawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Notwithstanding anything to the contrary in this Section 7, Operating Costs shall not include and Tenant shall not be required to pay any portion of any tax or assessment, including any increase in any tax or assessment: (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount that would be payable if such tax or assessment were paid in installments over the longest permitted term; (c) imposed on land and improvements other than the Property; or (d) attributable to Landlord’s gift, transfer, or state taxes.
     (2) Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Section 8.A of this Lease.
     (3) Maintenance.
     (a) Repairs, replacements, and general maintenance of and for the Property and facilities of and comprising the Property, including, but not limited to, the roof and roof membrane, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas that affect the operation or appearance of the Property, which determination shall be at Landlord’s reasonable discretion, except for those items to the extent paid for by the proceeds of insurance.
     (b) Repairs, replacements, and general maintenance shall include the cost of any improvements made to or assets acquired for the Property that (i) in Landlord’s discretion may reduce any other Operating Costs, including present or future repair work, (ii) are reasonably necessary for the health and safety of the occupants of the Property, (iii) are reasonably necessary for the operation of building systems, services and equipment, and/or (iv) are required to comply with any Law. The cost of any capital improvements shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the “Prime Rate” announced by the Wall Street Journal in its Money Rates section at the time such improvements or capital assets are constructed or acquired, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus 2 percentage points, but in no event more than the maximum rate permitted by law.
     (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant, or instrument relating to the Property.

     (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises and Property, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Section 11 of this Lease, window cleaning, building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Property, excluding salaries, wages and benefits and management office rent.
     (e) The cost of supplying any services and utilities that benefit all or a portion of the Premises or Property to the extent not addressed in Section 15 of this Lease.
     (f) A management and accounting cost recovery fee equal to 3% of Net Rent (the “Management Fee”); provided, however, that notwithstanding anything to the contrary in this Lease, for purposes of computing the Additional Rent payable by Tenant pursuant to this Section 7.A, Tenant’s Proportionate Share of the Management Fee shall be equal to 100% of such Management Fee.
Operating Costs shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Property, the initial construction cost of the Property, or debt service on any mortgage or deed of trust recorded with respect to the Property other than pursuant to Section 7.A(3)(b) of this Lease.
Notwithstanding anything to the contrary in this Section 7, “Operating Costs” shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”): (a) Costs occasioned by the act, omission or violation of any law by Landlord, any other occupant of the Property, or their respective agents, employees or contractors; (b) Costs occasioned by casualties or by the exercise of the power of eminent domain; (c) Costs to correct any construction defect in the Premises or the Property or to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable to the Premises or the Property on the Commencement Date; (d) Costs of any renovation, improvement, painting, or redecorating of any rentable portion of the Property; (e) Costs incurred in connection with negotiations or disputes with any other occupant of the Property and Costs arising from the violation by Landlord or any other occupant of the Property of the terms and conditions of any lease or other agreement; (f) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant, and except Costs of using, handling, and disposing of Hazardous Materials in the ordinary course of maintaining and repairing the Property, including but not limited to cleaning chemicals, construction materials, batteries, and fluorescent tubes; (h) expense reserves; and (i) wages, compensation, and labor burden for any employee to the extent such employee’s time is not devoted to the Property.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent, if any, that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises and the Property and that Landlord shall have no obligation or liability with respect thereto, except to the extent, if any, that Landlord has specifically agreed elsewhere in this Lease to provide the same.
     B. Payment of Estimated Operating Costs. “Estimated Operating Costs” for any particular year means Landlord’s estimate of the Operating Costs for such fiscal year made with respect to such fiscal year as provided in this Section 7.B. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Costs for the ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the Estimated Operating Costs with installments of Net Rent for the fiscal year to which the Estimated Operating Costs applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Operating Costs are projected to vary from the then-Estimated Operating Costs by more than 5%, Landlord may, by written notice to Tenant, revise the Estimated Operating Costs for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised Estimated Operating Costs for such year.
     C. Computation of Operating Cost Adjustment. “Operating Cost Adjustment” means the difference between Estimated Operating Costs and actual Operating Costs for any fiscal year determined as provided in this Section 7.C. Within 120 days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Costs for the fiscal year just ended, accompanied by a computation of Operating Cost Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Costs is less than Tenant’s Proportionate Share of Operating Costs, then Tenant shall pay to Landlord the difference within 20 days after receipt of such statement. If such statement shows that Tenant’s payments of Estimated Operating Costs exceed Tenant’s Proportionate Share of Operating Costs, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within 20 days after delivery of such statement to Tenant. If this Lease has been terminated or the Term has expired before the date of such statement, the Operating Cost Adjustment shall be paid by the appropriate party within 20 days after the date of delivery of the statement. If the Term commences or terminates at any time other than the first day of the fiscal year, Tenant’s Proportionate Share of the Operating Cost Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary in Section 7.A or 7.B, Landlord’s failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant’s Proportionate Share of Operating Costs.

     D. Net Lease. This shall be a triple net lease and Net Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Costs and the Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Section 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Property and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Property.
     E. Tenant Audit. If Tenant disputes the amount set forth in any statement provided by Landlord under Section 7.B. or 7.C., Tenant shall have the right, not later than 60 days following receipt of such statement, to cause Landlord’s books and records with respect to Operating Costs for such fiscal year to be audited by certified public accountants selected by Tenant. The Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If the audit discloses a liability for a refund in excess of five 5% of Tenant’s Proportionate Share of the Operating Costs previously reported, Landlord shall pay for the audit; otherwise Tenant shall pay for the audit. If Tenant does not request an audit in accordance with this Section 7.E. within 60 days after receipt of Landlord’s statement provided pursuant to Section 7.B. or 7.C., such statement shall be final and binding for all purposes related to this Lease. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity without Landlord’s prior written consent; provided, however, that Tenant may disclose such information to its accountants, attorneys, auditors and as required by law or court order. Tenant may only use the information disclosed by the audit for the purpose of evaluating Landlord’s books and records in connection with this Section 7.E.
8. INSURANCE AND INDEMNIFICATION
     A. Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control.
     (1) Property Insurance. Landlord shall maintain property insurance insuring the Building and Landlord’s Work against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may (but shall have no obligation to) obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.
     (2) Optional Insurance. Landlord, at Landlord’s option, may also (but shall have no obligation to) carry (i) insurance against loss of rent, in an amount equal to the amount of Net Rent and Additional Rent that Landlord could be required to abate to all Property tenants in the event of condemnation or casualty damage for a period of 12 months; and (ii) liability insurance and such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures that Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.
     B. Tenant’s Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect throughout the Term the following:
     (1) Property Insurance. Property insurance covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises.
     (2) Liability Insurance. Commercial general liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Property, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least $2,000,000.00, and a minimum general aggregate limit of $2,000,000.00, with an “Additional Insured — Managers or Lessors of Premises Endorsement.” All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord (or its successors and assignees), the managing agent for the Property (or any successor), as an additional insured, and shall provide that such coverage shall be “primary” with any insurance maintained by Landlord, which shall be excess insurance only. All such insurance shall provide for the severability of interests of insureds; and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.
     (3) Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation Insurance as required by any Law.
     (4) Alterations Requirements. If Tenant desires to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations, (i) evidence satisfactory to Landlord that Tenant (or its general contractor) carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form approved by Landlord, and (ii) such other insurance Landlord reasonably requires.
     (5) General Insurance Requirements. All coverages described in this Section 8.B shall be endorsed to (i) provide Landlord with 30 days’ notice of cancellation; and (ii) , with respect to property insurance, waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance that this Section 8.B requires Tenant to is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located that are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises changes with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage this Section 8.B requires. All insurance policies this Lease requires Tenant to carry shall be written by companies rated A: VIII or better in “Best’s Insurance Guide” and authorized to do business in the State of California. Tenant shall deliver to Landlord on or before the Commencement Date, and thereafter at least 30 days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer; and, if Tenant fails to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant under this Lease, procure the same for the account of Tenant.
     C. Indemnification. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord (or any successor), and each of its directors, shareholders, partners, lenders, members, managers, contractors, affiliates, and employees (collectively, “Landlord Indemnitees”) harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, to the extent arising out of or related to: (1) claims of injury to or death of persons or damage to property or business loss occurring or resulting directly or indirectly from the use or occupancy of the Premises or Property by Tenant or any Tenant Party, or from activities or failures to act of Tenant or any Tenant Party, regardless of whether the Landlord Indemnitees are or are claimed to be responsible for such claims, but only to the extent that such claims are covered by insurance that Tenant maintains, or would be covered by insurance this Lease obligates Tenant to maintain; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Property, except for Landlord’s Work; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or willful misconduct of Tenant or any Tenant Party. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of or damage to any person or property or business loss in or about the Premises or Property by or from any cause whatsoever and, without limiting the generality of the foregoing, whether caused by or from any water leakage of any character from the roof, walls, basement or other portion of the Premises or Property, or caused by gas, fire, oil or electricity in, on or about the Premises or Property, acts of God or of third parties, or any matter outside of the reasonable control of Landlord, except to the extent due to Landlord’s willful misconduct. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
9. WAIVER OF CLAIMS
     Notwithstanding anything to the contrary in this Lease, each of Landlord and Tenant hereby waives any claim it might have against the other for any loss or cost (a “Loss”) to the extent the waiving party is insured against the Loss (or is required to be insured against the Loss under this Lease) under any property damage insurance policy covering the Property, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused or is claimed to have caused such Loss. Also notwithstanding anything to the contrary in this Lease, (i) Tenant hereby waives any claim it might have against Landlord for any Loss arising from any occurrence in the Premises to the extent Tenant is insured against such Loss, or this Lease requires Tenant to insure against such Loss, under any liability insurance policy, regardless of whether Landlord’s negligence caused or is claimed to have caused such Loss, and (ii) Landlord hereby waives any claim it might have against Tenant for any Loss arising from any occurrence on the Land outside of the Premises to the extent Landlord is insured against such Loss, or this Lease requires Landlord to insure against such Loss, under any liability insurance policy, regardless of whether Tenant’s negligence caused or is claimed to have caused such Loss. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this Section 9.
10. LANDLORD’S REPAIRS AND MAINTENANCE
     Landlord, shall, at Landlord’s sole cost and expense, subject to reimbursement for costs properly included in Operating Costs: (i) maintain, repair, and replace, subject to reasonable wear and tear, the driveways, drive aisles, parking areas, sidewalks, curbs, exterior lighting, landscaping, and other exterior common areas on the Property; (ii) maintain, repair, and replace, subject to reasonable wear and tear, the roof and the exterior surface of the exterior walls of the Building; (iii) perform all necessary capital repairs and replacements with respect to the roof-top HVAC units serving the Building, provided that Landlord has no obligation to monitor the condition or repair of the HVAC systems, and Tenant must notify Landlord of any capital repairs or replacements Tenant believes are necessary; and (iv) maintain, repair, and replace, subject to reasonable wear and tear, the structural soundness of the roof, foundations, and exterior walls of the Building, provided that in this sentence the term “exterior walls” does not include, and Landlord has no obligation to maintain, repair, or replace, any windows, glass or plate glass, doors, dock bumpers, dock plates, dock levelers, or any entries or other exterior improvements installed by or for Tenant. Notwithstanding the preceding sentence, Tenant shall, upon demand, reimburse Landlord for any damage caused by or repairs required by the negligence or deliberate acts of Tenant or any Tenant. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Property for which Landlord is responsible, after, which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to perform repairs, subject to Section 14 of this Lease. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Property or to fixtures, appurtenances or equipment in the Building, except as provided in Section 24 of this Lease.
11. TENANT’S REPAIRS AND MAINTENANCE
     Tenant shall, at all times during the Term, at Tenant’s sole cost and expense, maintain all parts of the Premises and any other parts of the Property that are within Tenant’s exclusive control in a first-class, good, clean, and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, except that Tenant must notify Landlord of any capital repairs or replacements it believes are required with respect to the roof-top HVAC units, but Tenant shall not be obligated to perform any capital repairs or replacements of the roof-top HVAC units serving the Building. Tenant’s obligations under this Section 11 include, without limitation, doing all of the following at Tenant’s sole cost and expense: (i) maintaining, repairing, and replacing all windows, glass, doors, walls (except for the structural elements of any walls that Section 10 obligates Landlord to maintain), including demising walls, and wall finishes, floors and floor coverings, ceilings, truck doors, hardware, dock bumpers, dock plates and levelers, mechanical systems, plumbing fixtures, downspouts, smoke hatches, roof vents, electrical and lighting systems, fire sprinklers, HVAC systems (except that Tenant has no obligation to perform any capital repairs or replacements to the roof-top HVAC units serving the Building), and entries with materials and workmanship of the same character, kind and quality as the original; (ii) entering into and maintaining in effect, from the Commencement Date and through the expiration of the Term, a preventative maintenance and service contract with a qualified maintenance contractor who is reasonably acceptable to Landlord for the regularly-scheduled servicing of all HVAC systems and equipment in or serving the Premises that requires that filters be replaced at least quarterly or more often if suggested by the operation or maintenance manual for the applicable equipment, and that is otherwise on terms reasonably acceptable to Landlord; (iii) entering into and maintaining in effect from the Commencement Date through the expiration of the Term a contract or contracts with a qualified contractor who is reasonably acceptable to Landlord for the regularly-scheduled maintenance, servicing, and inspection of all sprinklers and all fire and life safety alarms and systems in or serving the Premises that requires inspections at least quarterly or more often if required by any governmental authority with jurisdiction, and that requires the contractor to submit to all applicable governmental authorities all required certificates of inspection or compliance, and that is otherwise on terms reasonably acceptable to Landlord; (iv) ensuring that all certificates of inspection or compliance relating to the sprinklers, fire alarms, and other life-safety systems and equipment in or serving the Premises that any governmental authority requires are timely and properly submitted; and (v) delivering to Landlord copies of all contracts and certificates that the preceding clauses require Tenant to maintain or cause to be submitted, together with any additional evidence of compliance Landlord reasonably requests. Notwithstanding the preceding sentences, Landlord may, upon notice to Tenant, on Tenant’s behalf, enter into any one or more of the contracts clauses (ii) and (iii) of the preceding sentence require on, and/or perform the work those clauses require, and in either case charge Tenant the cost of the work and/or contract along with a reasonable amount for Landlord’s overhead. Tenant is solely responsible for all of the maintenance, repairs, and replacements this Section 11 obligates Tenant to perform, and Tenant is not Landlord’s agent or contractor with respect to any of such maintenance, repairs, or replacements.
12. ALTERATIONS
     Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“Alterations”), except for minor non-structural alterations costing less than $30,000 per year, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations that: (a) comply with all applicable Laws; and (b) are, in Landlord’s opinion, compatible with the Building and its mechanical, plumbing, electrical, HVAC systems, and will not cause the

Building or such systems to be required to be modified to comply with any Laws (including, without limitation, the Americans With Disabilities Act). Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonable rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval under this Lease, including without limitation, copies of all appropriate permits and licenses. Tenant shall complete all Alterations in a first-class, good, and workmanlike manner, and shall comply with all applicable Laws and Section 27 of this Lease. Tenant shall at Tenant’s sole expense, perform any additional work required under applicable Laws due to any Alterations. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Section 12. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs that Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any reasonable costs or expenses that Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of 5% of the cost of the Alterations. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. Tenant shall perform all such removals and restoration in a first-class and good and workmanlike manner without causing any damage to the Premises or Property whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount as invoiced to Tenant by Landlord. In compliance with Section 27 of this Lease, at least 10 business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility.
13. SIGNS
     Except for the Monument Sign, as described in the Basic Lease Information, Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor that is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Property, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord’s prior written approval, provided that Tenant’s name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord’s Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage. Any installation of signs, notices, graphics, or banners on or about the Premises or Property approved by Landlord shall be subject to any Laws and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease, and Tenant shall repair all damage resulting from such removal, including without limitation discoloration caused by the installation or removal of its signs or graphics.
14. INSPECTION/POSTING NOTICES
     After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, to make repairs, improvements or alterations to the Premises or Property or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Property or to exhibit the Premises to prospective tenants, purchasers, encumbrances or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations and Landlord shall comply with Tenant’s reasonable security measures. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from all or any part of the Premises. At any time within 6 months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises and/or Property a suitable sign indicating that the Premises are available for lease.
15. SERVICES AND UTILITIES
     A. Landlord-Provided Services and Utilities. Landlord shall provide water and sewer service for reasonable and normal drinking and lavatory use, and the cost of sewer and water service shall be included in Operating Costs.

     B. Tenant-Provided Services and Utilities. Tenant shall contract for and pay directly when due, for all electricity, gas, telephone and telecommunications services, cleaning and janitorial services, garbage removal, and any other utilities and services used on or from the Premises that Section 15.A does not obligate Landlord to provide, together with any taxes, penalties, surcharges or similar fees, and maintenance charges for utilities. Tenant shall also furnish and install all replacement electric light bulbs, ballasts, and tubes.
     C. Excess Usage. Landlord shall have no obligation to provide additional electricity or any other utility service, but if Landlord elects to provide any such service at Tenant’s request, Tenant shall pay upon demand to Landlord, a reasonable charge for providing the service as equitably determined by Landlord. Tenant shall not, without Landlord’s written consent, use any water, electricity, gas, or other resource that will require additions or alterations to or interfere with the Building’s water, electrical, or gas distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. Tenant shall pay directly to Landlord upon demand as an addition to and separate from payment of Operating Costs the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Landlord shall in no case be liable for any damages directly or indirectly resulting from nor shall the Rent be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or otherwise, or because of any interruption of service due to Tenant’s use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; (c) the inadequacy, limitation, curtailment, rationing, or restriction on use of water, electricity, gas, or any other form of energy or any other service or utility whatsoever serving the Premises otherwise; (d) the partial or total unavailability of any such utilities or services to the Premises or the Property or the diminution in the quality or quantity thereof, whether by Law or otherwise; or (e) any interruption in Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord. Landlord shall further have no obligation to protect or preserve any apparatus, equipment, or device installed by Tenant in the Premises. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state, or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available under this Section 15.C shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Property, including without limitation allowing Landlord and Landlord’s suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.
     D. Interruption. Notwithstanding anything to the contrary in this Section 15, (i) if all or a material part of the Premises become untenantable for Tenant’s use for 7 consecutive days as a consequence of cessation of utilities or other services, interference with access to the Premises, legal restrictions or the presence of any Hazardous Material that does not result from Tenant’s release or emission of such Hazardous Material, Tenant shall be entitled to an equitable abatement of Rent, not to exceed the rent loss insurance Landlord maintains, or that would be available under a policy covering 12 months’ of rent loss.
16. SUBORDINATION
     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases that may now exist or hereafter affect all or any part of the Property; and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon all or any part of the Property, or said ground leases or underlying leases, or Landlord’s interest or estate, in any such lease, mortgage or deed of trust. Notwithstanding the foregoing, Landlord and/or the mortgagee or the beneficiary of such lease, mortgage or deed of trust shall have the right to subordinate or cause to be subordinated any such leases or any such lines to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor-in-interest to Landlord provided that the new owner assumes the obligations of the Landlord under this Lease. Within 10 days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form reasonably requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require. Upon request of Landlord, Tenant will execute the mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee.
17. FINANCIAL STATEMENTS
     At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant’s and any guarantor’s current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing, and disposition of the Property.

18. ESTOPPEL CERTIFICATE
     Tenant shall, from time to time, within 10 business days after Landlord’s request, deliver to Landlord, and/or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and the Property, and such other matters pertaining to this Lease that Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of all or any part of the Property may request. Tenant’s failure to execute and deliver any such certificate that Landlord requests shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements it contains are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser, or prospective purchaser of all or any part of the Property. Tenant agrees that its obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and that it shall be an Event of Default (without any cure period that Section 26 of this Lease might provide) if Tenant fails to fully comply or makes any material misstatement in any such certificate.
19. SECURITY DEPOSIT
     Landlord shall hold the Security Deposit, without any obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rent deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any Event of Default Landlord may from time to time, without prejudice to any other remedy provided in this Lease or by law, use the Security Deposit as a credit to the extent necessary to credit against any past due Rent and any other damage, injury, expense, or liability caused by such Event of Default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Landlord shall return any remaining unapplied balance of the Security Deposit to Tenant within 30 days after the expiration or termination of this Lease, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease. Tenant hereby grants Landlord a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code (excluding the second sentence of subsection (b)), and all other provisions of any Laws, now or hereinafter in force, that restrict the amount or types of claim that a landlord may make upon a security deposit or impose upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.
20. LIMITATION OF TENANT’S REMEDIES
     The obligations and liability of Landlord to Tenant for any default by Landlord under this Lease are not personal obligations of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees that Landlord’s liability is limited to an amount equal to Landlord’s interest in the Property and Tenant shall not seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Under no circumstances shall Tenant have the right to offset against or recoup Rent except as expressly provided in this Lease, which Rent shall be absolutely due and payable in accordance with the terms of this Lease. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.
21. ASSIGNMENT AND SUBLETTING
A. General.
     (1) General. This Lease has been negotiated to be and is granted as an accommodation to Tenant. Tenant shall not assign or pledge this Lease or sublet all or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of all or any part of the Premises by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent except as provided in this Section 21. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least 45 days before the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter. Landlord shall then have 15 days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant if the proposed transfer is for an assignment of the Lease or a sublease of substantially all of the Premises for substantially the entire remaining Term; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Section 21 applies.
     (2) Conditions of Landlord’s Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement that Landlord has with any other tenant or occupant or any Law or would increase the Parking Density; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord’s reasonable discretion, provided, with respect to a subtenant, Landlord shall apply a standard of whether the proposed subtenant is financially able to meet its sublease obligations, including its obligation to pay rent under the sublease, as they become due; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is actively negotiating to lease space in the Property or is a present tenant of the Property with whom Landlord is actively negotiating to lease additional space; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Property; or Tenant is in default of any obligation of Tenant under this Lease beyond applicable notice and cure periods. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Section 21.A.(l)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord’s standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys’ fees.
     B. Bonus Rent. Any rent or other consideration realized by Tenant and attributable to any such sublease or assignment in excess of the Rent payable under this Lease, after amortization of a reasonable brokerage commission and other reasonable and customary expenses directly incurred by Tenant attributable to the sublease or assignment, shall be divided and paid, 25% to Tenant, 75% to Landlord.
     C. Liability. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named in this Lease for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Section 25 of this Lease with respect to any assignee or subtenant. Landlord may collect rent or other amounts from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable under this Lease, but no such collection shall be deemed to be a waiver of this Section 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or any guarantor of this Lease of any liability under its guaranty. Any assignment or subletting that this Section 21 prohibits shall be void.
     D. Permitted Transfer. So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the other terms of this Section 21, Tenant may assign its entire interest under this Lease or sublease all or a portion of the Premises, without the consent of Landlord and without triggering any termination right or payment obligation, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), (ii) a successor to Tenant by purchase, merger, consolidation or reorganization or (iii) a purchaser of substantially all of Tenant’s assets, provided that all of the following conditions are satisfied (each such Transfer a “Permitted Transfer”): (1) Tenant is not in default under this Lease beyond applicable notice and cure periods; (2) the transferee’s use will comply with the Permitted Use; (3) Tenant shall give Landlord written notice at least 5 days prior to the effective date of the proposed Permitted Transfer; and (4) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer that results in Tenant ceasing to exist as a separate legal entity, Tenant’s successor shall have a net worth at least equal to Tenant’s net worth as of the day before the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used in this Section 21, (A) “parent” shall mean a company that owns a majority of Tenant’s voting equity; (B) “subsidiary” shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.
22. AUTHORITY
     Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations under this Lease and that all persons signing this Lease on its behalf are authorized to do. Tenant represents and warrants that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant’s obligations under this Lease, and that all persons signing this Lease on its behalf are authorized to do so.
23. CONDEMNATION
     A. Condemnation Resulting In Termination. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Law, or by right of eminent domain, or by private purchase in lieu of condemnation, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Property is taken or condemned for any public use under any Law, or by right of eminent domain, or by private purchase in lieu of condemnation, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.
     B. Condemnation Not Resulting In Termination. If a portion of the Property is taken or condemned for any public use under any Law, or by right of eminent domain, or by private purchase in lieu of condemnation, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated pursuant to Section 23.A of this Lease, the Rent payable during the unexpired portion of the Term shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary in this Section 23.B, if the temporary use or occupancy of any part of the Premises is taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award that represents compensation for the use of or occupancy of the Premises during the Term.
     C. Award. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever that may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation for Tenant’s personal property, moving costs shall be and remain the property of Tenant.
     D. Waiver of CCP Section 1265.130. Each party hereby waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.
24. CASUALTY DAMAGE
     A. General. If the Premises or Building are damaged or destroyed by fire, tornado, or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice to Landlord. Within 30 days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s estimation material restoration of the Premises can reasonably be made within 180 days from the date of such notice and receipt of required permits for such restoration. Landlord’s determination shall be binding on Tenant.
     B. Within 180 Days. If the Premises or Building are damaged by Casualty to such extent that material restoration can in Landlord’s estimation be reasonably completed within 180 days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations that may have been placed on or about the Premises or paid for by Tenant. Rent payable during the period of repair shall be abated equitably.
     C. Greater than 180 Days. If the Premises or Building are damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord’s estimation be reasonably completed within 180 days after the date of such notice and receipt of required permits for such rebuilding or repair, then either Landlord or Tenant shall have the option to terminate this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease. If Landlord elects to terminate, Landlord must give Tenant written notice of its election within 30 days after Landlord’s receipt of notice of the damage or destruction. If Tenant elects to terminate, Tenant must give Landlord written notice of its election within 30 days after Landlord’s notice to Tenant of its determination that the rebuilding or repairs cannot reasonably be completed within 180 days. If neither party exercises its right to terminate, Landlord shall rebuild or repair the Premises using commercially reasonable diligent efforts. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations (other than Landlord’s Work) that may have been placed, on or about the Premises or paid for by Tenant. Rent payable during the period of repair shall be abated equitably.
     D. Casualty During Final Year. Landlord, by notice to Tenant within 30 days after the date Landlord receives notice of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and less than 6 months remain in the Term on the date of the Casualty or (2) a material uninsured loss to the Property occurs. In addition to Landlord’s right to terminate under this Section 24.D, Tenant shall have the right to terminate this Lease if: (a) a material portion of the Premises has been damaged by a Casualty during the last 6 months of the Term and such damage cannot reasonably be repaired within 60 days after receipt of the required permits for restoration; and (b) Tenant provides Landlord with written notice of its intent to terminate within 10 days after the date of notification of Landlord’
estimation of the time necessary to restore.
     E. Insurance Proceeds. Notwithstanding anything in this Lease to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within 30 days after the date of notice to Landlord that the damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.
     F. Waiver. This Section 24 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Property. As a material inducement to Landlord to enter into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California, or any similar or successor statute, with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.
     G. Tenant’s Personal Property. In the event of any damage or destruction of the Premises or the Property, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property.
25. HOLDING OVER
     Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of all or any part of the Premises without Landlord’s written consent. If Tenant retains possession of all or any part of the Premises without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention 150% of the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys’ fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing in this Section 25 shall waive Landlord’s right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease within applicable notice and cure periods, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Section 25 shall apply. This Section 25 shall survive any expiration or earlier termination of this Lease.
26. DEFAULT
     A. Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:
     (1) Abandonment. Abandonment of the Premises for a continuous period in excess of 5 days. Tenant hereby waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Section 26.A being deemed such notice to Tenant as required by said Section 1951.3
     (2) Nonpayment of Rent. Tenant’s failure to pay any Rent within 5 days after Tenant’s receipt of written notice from Landlord that such Rent is past due.
     (3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Section 26.A, and in Sections 8, 16 and 18, within 30 days’ written notice to Tenant. However, if Tenant’s failure to comply is curable but cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary (but not more than an additional 60 days) to cure the failure so long as: (a) Tenant commences to cure the failure within 30 days, and (b) Tenant diligently pursues a cure to completion. However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.
     B. Remedies Upon Default. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:
     (1) Termination. Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord have been paid by

Tenant and all other events of default of this Lease by Tenant at the time existing have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises and expel and remove Tenant and any other person from the Premises, including any subtenant or subtenants, notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.
     (2) Continuation After Default. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Section 26.B(l) of this Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (“Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations”), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.
     C. Damages After Default. If Landlord terminates this Lease pursuant to Section 26.B.(1), Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts that had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or that, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
     D. Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any monthly installments of Rent that Tenant does not pay on or before the first day of each calendar month, an amount equal to 5% of the delinquent amount to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated in this Section 26.D represents a reasonable estimate of Landlord’s damages. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.
     E. Interest. Interest shall accrue on all sums not paid when due at the lesser of 12% per annum or the maximum interest rate allowed by law (the “Applicable Interest Rate”) from the due date until paid.
     F. Remedies Cumulative. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law.
     G. Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute provided that such notice is in the form required by such statute.
27. LIENS
     Tenant shall at all times keep the Premises and the Property free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Property. If Tenant does not, within 20 days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Property and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than 10 business days prior written notice of the commencement of any work in the Premises or Property that could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

28. TRANSFERS BY LANDLORD
     In the event of a sale or conveyance by Landlord of the Property or a foreclosure by any creditor of Landlord, the transfer, upon the written assumption of this Lease by such transferee, shall operate to release Landlord from any liability or obligation under this Lease with respect to any period on or after the date of the transfer. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.
29. LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS
     All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant fails to pay any sum of money, other than Net Rent, that this Lease obligates Tenant to pay or fails to perform any other obligation of Tenant under this Lease, including Tenant’s obligations under Section 11 of this Lease, and such failure continues for 15 days after notice by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. Tenant shall pay to Landlord on demand all sums that Landlord so pays and all incidental costs Landlord incurs, with interest at the Applicable Interest Rate, from the date Landlord makes the payment.
30. WAIVER
     If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Lease, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants, or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Landlord may only waive any term, covenant, or condition contained in this Lease by a written document signed by Landlord, based upon full knowledge of the circumstances.
31. NOTICES
     Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

     A. Rent. All Rent shall be payable to Landlord at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent shall not be deemed satisfied until Landlord has actually received such Rent.
     B. Other. All notices, demands, consents and approvals that may or are required to be given by either party to the other under or in connection with this Lease shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least 15 days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery.
32. ATTORNEY FEES
     If Landlord places the enforcement of this Lease, the collection of any Rent, or the recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorney fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its rights under this Lease, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorney fees shall be a part of the judgment in said action.
33. SUCCESSORS AND ASSIGNS
     This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided in this Lease, Tenant’s assigns.
34. FORCE MAJEURE
     If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. This Section 34, however, does not excuse Tenant from the obligation to pay Rent.
35. SURRENDER OF PREMISES
     Tenant shall, upon the expiration of the Term or the earlier termination or cancellation of this Lease, surrender the Premises to Landlord in the same condition as existed on the Commencement Date, together with any alterations or other interior improvements that Landlord expressly agrees that Tenant is permitted to leave in the Premises, ordinary wear and tear and damage by fire or other casualty excepted, including, but not limited to, all interior walls cleaned, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and good repair and all floors cleaned, all to the reasonable satisfaction of Landlord. In addition, except to the extent Landlord expressly agrees in writing to the contrary, Tenant shall, before the expiration of the Term or earlier termination or cancellation of the Lease, (i) remove all of Tenant’s and any other occupant’s personal property, (ii) remove all garbage and debris, and (iii) remove from all parts of the Building, in accordance with all applicable laws and codes, all cabling and wiring that Tenant has installed in the Building, and repair all damage that results from any such removals. Tenant must properly tag and identify in accordance with all applicable Laws any wiring or cabling that Landlord expressly permits Tenant to leave in the Building. At or before the time of surrender, Tenant shall comply with the terms of Section 12.A of this Lease with respect to Alterations to the Premises and all other matters addressed in such Section. Tenant does not so surrender the Premises at the expiration or sooner termination of this Lease, the provisions of Section 25 of this Lease shall apply. Tenant shall surrender all keys to the Premises to Landlord upon the expiration of the Term or the earlier termination or cancellation of this Lease. Any delay caused by Tenant’s failure to carry out its obligations under this Section 35 beyond the Term, shall constitute unlawful and illegal possession of Premises under Section 25 of this Lease.
36. HAZARDOUS MATERIALS
     A. General Restrictions. Tenant shall conduct its business and shall cause each Tenant Party to act in such a manner as to (a) not release or permit any Tenant Party to release of any Hazardous Material in, under, on or about the Premises or Property, or (b) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises or Property. “Hazardous Material” means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Law, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen.
     B. Additional Obligations. If any Hazardous Materials are released into the environment comprising or surrounding the Property by Tenant or any Tenant Party, Tenant shall at its sole expense promptly prepare a remediation plan consistent with applicable Laws and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Materials are released by Tenant or any Tenant Party in, under, on or about the Premises during the Term in violation of Hazardous Materials Laws, or if Landlord determines in good faith that any release of any Hazardous Material by Tenant or any Tenant Party or violation of Hazardous Materials Laws by Tenant or any Tenant Party may have occurred in, on, under or about the Premises during the Term, Landlord may require Tenant to at Tenant’s sole expense, (i) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an “Environmental Assessment”) of a nature and scope reasonably approved in writing in advance by Landlord with respect to such release of any Hazardous Materials in, on, under or about the Premises and providing a review of all Hazardous Materials activities of Tenant and the Tenant Parties, and (ii) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment.
     C. Tenant’s Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorney and consultant fees and court costs), demands, causes of action, or judgments to the extent arising out of the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any Tenant Party in, on, under or about the Property or surrounding land or environment in violation of Hazardous Materials Laws, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Landlord’s consent to the use, generation, storage, release, or disposal of Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Section 36.C. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.
     D. Landlord’s Indemnity. Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all claims by any third party against all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Property, or the soil, air, improvements, groundwater or surface water, or the violation of any Hazardous Material Laws, except to the extent that any of the foregoing actually results from the release of Hazardous Material by Tenant or any Tenant Party in violation of applicable Hazardous Material Laws.
37. MISCELLANEOUS
     A. Time. Time is of the essence regarding this Lease.
     B. Choice of Law. This Lease shall in all respects be governed by the internal laws of the State of California without giving effect to any conflict of laws principles.
     C. Entire Agreement. This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Legal Description of the Land), Exhibit B (Outline and Location of Premises), Exhibit C (Rules and Regulations), Exhibit D (Furniture and Fixtures) and Exhibit E (Landlord’s Work).

     D. Modification. This Lease may not be modified except by a written instrument signed by the parties.
     E. Severability. If, for any reason whatsoever, any of the provisions of this Lease is unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.
     F. Recordation. Tenant shall not record this Lease or a short form memorandum of this Lease.
     G. Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.
     H. Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.
     I. Easements. Landlord may grant easements on the Property and dedicate for public use portions of the Property without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants under this Lease.
     J. Changes to Property. Landlord reserves the right, in Landlord’s reasonable discretion, from time to time, provided that parking for and access to the Premises are not materially diminished other than on a temporary basis to: (i) make changes to the common areas and any other part of the Property other than the Premises, including without limitation, changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; (ii) close temporarily any areas for maintenance, rebuilding or other alterations so long as reasonable access to the Premises remains available; (iii) use the common areas while engaged in making additional improvements, repairs or alterations to the Property; and (iv) perform such other acts and make such other changes in, to or with respect to the Property as Landlord deems appropriate and reasonable.
     K. Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.
     L. Exhibits. The Basic Lease Information, and the Exhibits, addenda and attachments attached to this Lease are hereby incorporated in this Lease by this reference and made a part of this Lease as though fully set forth in this Lease.
     M. No Light, Air, or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Property shall in no way affect this Lease or impose any liability on Landlord.
     N. No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing in this Lease is intended to create any third party benefit.
     O. Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.
     P. Consent Standard. Wherever this Lease requires Tenant to obtain Landlord’s consent or approval, Landlord may withhold its consent or approval in its sole and absolute discretion, except to the extent this Lease expressly provides otherwise.
     Q. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.
     R. Multiple Parties. If more than one person or entity is named in this Lease as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.
     S. Prorations. Any Rent or other for any fractional month shall be prorated based on a month of 30 days.
     T. Broker. Tenant represents that it has dealt directly with and only with Tenant’s Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Indemnitees harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant harmless from all claims of any broker claiming to have represented Landlord in connection with this Lease. Landlord shall pay any real estate commissions owed to Landlord’s broker and Tenant’s Broker.
(SIGNATURES ARE ON FOLLOWING PAGE)

Landlord and Tenant hereby execute and deliver this Lease as of the Lease Date.

LANDLORD

Ravendale ERP LLC, a Delaware limited liability company

By:	/s/ John C. Scholz John C. Scholz, its Manager

TENANT

Zonare Medical Systems, Inc., a Delaware corporation

By: Name: Title:	/s/ Kevin Davidge KEVIN DAVIDGE V.P. & CFO

EXHIBIT A
Legal Description of the Land
Lot 5, as shown on that certain Map of Tract No. 5717, which map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California on September 4, 1975 in Book 361, Page(s) 6 and 7, of Maps, and as amended by Certificate of Correction recorded May 27, 1976 in Book C46, Page 615, Official Records

EXHIBIT B
Outline and Location of Premises

Exhibit B
Outline
BERNARDO AVENUE
420 North Bernardo
31,000 square feet

EXHIBIT C
Rules and Regulations
     1. Driveways, sidewalks and halls shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character; reputation and interests of the Property, and its tenants, provided that nothing in this Lease contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any building, except as authorized by Landlord.
     2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Property shall be inscribed, painted, affixed, installed by Tenant either on its Premises or any part of the Property without the prior consent of Landlord in Landlord’s reasonable discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant’s Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.
     All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant’s expense.
     3. Intentionally Deleted.
     4. No awnings or hangings shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord.
     5. Each tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.
     Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person unless due to Landlord’s willful misconduct.
     During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right

(but shall not be obligated) to prevent access to the Building during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building.
     6. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.
     7. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.
     8. Tenant shall not use or keep in or on the Premises or the Property any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.
     9. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive to Landlord or other occupants of the Property by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein.
     10. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall the Premises be used for any illegal, improper, immoral purpose, or any business or activity other than that specifically provided for in such Tenant’s Lease.
     11. Intentionally Deleted.
     12. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord’s consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Property, or elsewhere.
     13. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.
     14. Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

     15. Business machines and mechanical equipment belonging to Tenant that cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.
     16. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.
     17. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Property are prohibited and each tenant shall cooperate to prevent the same.
     18. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name of the Property. However, in the event Landlord changes the address of the Building, Landlord shall be responsible for any out-of-pocket costs Tenant may incur in connection with business card, literature, brochures and other marketing materials which require reprinting, provided, however, Landlord shall not be responsible for such out-of-pocket costs if Landlord is required to change the address of the Building.
     19. Landlord reserves the right to exclude or expel from the Property any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.
     20. Intentionally Deleted.
     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
     22. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.
     23. No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Property other than in Tenant’s own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner’s expense. Vehicles parked in the Property parking facility for more than three (3) days without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner’s expense. No tenant of the Property shall park in visitor or reserved parking areas or loading areas. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord.
     24. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. All products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Premises through grade level door access.
     25. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.
     26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Property.
     27. Landlord may waive anyone or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations In favor of any other tenant or tenants, not prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Property.
     Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Property and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations and any additional rules and regulations that are adopted.

EXHIBIT D
Furniture and Fixtures

EXHIBIT E
Landlord’s Work

(E) SERVER ROOM
EXPANDED WINDOW
(E) GYM
(E) WOMEN
(E) MEN
(E) OPEN OFFICE
(N) 9' ACOUSTIC CEILING, HVAC AND LIGHTS ABOVE TO MATCH (E)
RETAIN UPPER PORTION OF (E) GYP. BD. WALL TO TRANSITION (E) CEILING GRID FROM 10' TO 9'
REPLACE (E) CEILING TILE ABOVE TO MATCH REST OF ROOM
REPLACE (E) VINYL CEILING TILE (KEEP GRID) WITH TYP. "2ND LOOK" TILE IN THIS ROOM
REPAIR OR REPLACE (E) ROLL-UP DOOR
VEST.
REPLACE (E) GLASS WITH (N) ROLL-UP DOOR
REMOVE (E) WALLS AND DOORS
(E) CORR. 1-HR. RATED
(E) LUNCH RM
CONF 101
(N) CARPET
(E) CORRIDOR
(E) COFFEE
(N) GYP. BD. FURRING AGAINST (E) CONC. WALL
(N) 1-HR. WALL TO ROOF STRUCT. ABOVE
RETAIN (E) CARPET, TYPICAL AT ALL ROOMS UNLESS OTHERWISE NOTED. PATCH, REPAIR AND CLEAN AS REQ'D.
REPLACE (E) CARPET WITH (N) STANDARD VCT TILE
REPLACE (E) VCT WITH (N) VCT TO MATCH CORRIDOR
CARPET OVER (E) VCT WITH RELOCATED CARPET TO MATCH ADJACENT SPACES
EXPANDED WINDOW WITH (N) OPENING EDGE ALIGN WITH (E) EDGE
ALIGN (N) MULLION WITH (E) WALL
(N) ALUM. BREAK-SHAPE AROUND (E) CONDUIT
INSTALL (N) WATER LINE AND DRAIN LEADING TO EXTERIOR WALL (NO SAW-CUTTING FLOOR)
(E) MAIN ELEC.
24'-6"
45'-3"
41'-6"

1 FLOOR PLAN A2
SCALE: 1"=10'

GENERAL NOTES:

1) RETAIN (E) CARPET, TYPICAL AT ALL ROOMS UNLESS OTHERWISE NOTED. PATCH, REPAIR AND CLEAN AS REQ'D.
2) REPLACE ALL VINYL OR EDS BASE AT PERIMETER WALL WHERE (N) SAWCUT OPENINGS OCCUR
3) INSTALL VINYL REDUCER TRANSITIONS AT ALL (N) FLOOR FINISHES

FINISH LEGEND

SYMBOL	DESCRIPTION
	(N) CARPET
	(N) CERAMIC TILE
	(N) STANDARD 12" X 12" VCT TILE
	(N) STANDARD 12" X 12" VCT TILE WITH WAX COATING

WALL LEGEND

SYMBOL	DESCRIPTION
	EXISTING WALL TO REMAIN
	EXISTING 1-HR. RATED WALL
	NEW GYP. BD. WALL TO 6" ABOVE (E) ACOUST. CEILING
	NEW 1-HR. RATED GYP. BD. WALL 5/8" TYPE "X" GYP. ON MTL. STUDS TO ROOF STRUCTURE ABOVE. SEE WALL TYPE 2A AND DETAIL REF.